Exhibit 3.9

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “INFOR, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “GGC SOFTWARE HOLDINGS, INC.” TO “INFOR, INC.”, FILED THE TWENTY-SIXTH DAY OF APRIL, A.D. 2012, AT 12:36 O’CLOCK P.M.

4694716 8100X 120849335 You may verify this certificate online at corp.delaware.gov/authver.shtml
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9718609
DATE: 07-18-12

State of Delaware Secretary of State Division of Corporations Delivered 12:40 PM 04/26/2012 FILED 12:36 PM 04/26/2012 SRV 120477489 – 4694716 FILE

CERTIFICATE OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GGC SOFTWARE HOLDINGS, INC.

***********

Adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware

***********

The undersigned, being the President of GGC Software Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on June 8, 2009 under the name Steel Holdings, Inc. and had changed its name to GGC Software Holdings, Inc. on April 25, 2011.

SECOND: The Board of Directors of the Corporation adopted the resolution set forth below proposing the amendment and restatement to the Certificate of Incorporation (the “Restatement”):

“RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended and restated, in its entirety, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, as set forth on Exhibit A attached hereto and made a part hereof.”

THIRD: The Restatement was duly adopted in accordance with Section 242 and Section 245 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Second Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto set his hand this 25th day of April, 2012.

GGC SOFTWARE HOLDINGS, INC., a Delaware corporation

By:	/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
President

Exhibit A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INFOR, INC.

ARTICLE ONE

The name of the corporation is Infor, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, with a par value of $0.01 per share.

ARTICLE FIVE

The corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE NINE

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

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